Exhibit 5.1

September 28, 2015

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Re:	EXCO Resources, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

As Vice President, General Counsel and Secretary of EXCO Resources, Inc., a Texas corporation (the “Company”), I have acted as counsel to the Company with respect to certain legal matters in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by the selling shareholder, from time to time as set forth in a prospectus supplement to the Registration Statement, of (i) warrants representing the right to purchase up to an aggregate of 80,000,000 of the Company’s common shares (the “Warrants”), par value $0.001 per share (the “Common Shares”), and (ii) up to 80,000,000 Common Shares underlying the Warrants (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion expressed herein is limited exclusively to the laws of the State of Texas and the statutory provisions and reported judicial decisions interpreting such laws and I have not considered, and express no opinion on, any other laws.

In rendering the opinion set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Certificate of Formation and the Third Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof, (iii) the Services and Investment Agreement, dated March 31, 2015, by and between the Company and Energy Strategic Advisory Services LLC (“ESAS”), as amended by that certain Acknowledgment of Amendment, dated as of May 26, 2015, by and between the Company and ESAS, and that certain Amendment No. 2 to Services and Investment Agreement, dated as of September 8, 2015, by and between the Company and ESAS (the “Services and Investment Agreement”), (iv) certain resolutions of the board of directors of the Company related to the Registration Statement, the Services and Investment Agreement, the Warrants, the Shares and related matters, (v) the Warrants, (vi) a specimen of the Company’s common stock certificate and (vii) such other records, documents and instruments of the Company as I have deemed necessary for the purpose of this opinion.

In making the foregoing examinations, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents submitted to me as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, I have, without independent third party verification of their accuracy, relied in part, to the extent I deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to me by the Company.

In connection with this opinion, I have assumed that: (i) the resolutions of the Company referred to above will not have been modified or rescinded; (ii) the Registration Statement and any amendments thereto will have become and remained effective and any post-effective amendments will have become effective; (iii) if necessary, a Prospectus Supplement (a “Prospectus Supplement”) under the Securities Act will have been prepared and filed with the Commission properly describing any underwritten offering of the Warrants or the Shares; (iv) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered (or deemed to be delivered) to the purchaser of the Warrants or Shares as required in accordance with applicable law; and (v) if necessary, a definitive purchase, underwriting or similar agreement with respect to any Warrants or Shares offered will have been duly authorized and validly executed and delivered by the selling shareholder and the other parties thereto and will be enforceable obligations of the parties thereto.

Based on the foregoing, and subject to assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

•	the Warrants constitute valid and legally binding obligations of the Company; and

•	upon the exercise of the Warrants in accordance with their terms, and upon the receipt by the Company of the consideration for the exercise of the Warrants (which shall not be less than the par value of the Common Shares), the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to me in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is given as of the date hereof and I assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to my attention or any changes that may thereafter occur.

Very truly yours,

/s/ William L. Boeing

William L. Boeing

Vice President, General Counsel and Secretary